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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-85718, Form S-8 No. 33-80806 and Form S-8 No. 33-95580)
pertaining to (i) the Retirement Savings Plan for Employees of WestPoint Stevens Inc., (ii) the WestPoint Stevens Inc. 1993 Management Stock Option Plan and (iii) the 1995 Key Employee Stock Bonus Plan, respectively, of our report dated February 5, 1997, with respect to the consolidated financial statements and schedule of WestPoint Stevens Inc. included in its Annual
Report (Form 10-K) for the year ended December 31, 1996.

Columbus, Georgia                             /s/ Ernst & Young LLP
February 13, 1997